Exhibit 1.1

EXECUTION COPY

1,725,000 Shares of Class A Common Stock

HEALTH INSURANCE INNOVATIONS, INC.

UNDERWRITING AGREEMENT

St. Petersburg, Florida

August 15, 2014

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

Health Plan Intermediaries, LLC and Health Plan Intermediaries Sub, LLC (each, a “Selling Stockholder” and together, the “Selling Stockholders”), severally and jointly, propose, subject to the terms and conditions stated herein, to sell to Raymond James & Associates, Inc. (“you” or the “Underwriter”) an aggregate of 1,725,000 shares of Class A Common Stock, par value $0.001 per share (the “Common Stock”), of Health Insurance Innovations, Inc., a Delaware corporation (the “Company”), each Selling Stockholder selling the number of shares set forth opposite such Selling Stockholder’s name in Schedule I hereto. The aggregate of 1,725,000 shares of Common Stock to be purchased from the Selling Stockholders are called the “Shares.”

The Company is the sole managing member of Health Plan Intermediaries Holdings, LLC, a Delaware limited liability company (the “Subsidiary”).

The Selling Stockholders wish to confirm as follows their agreement with you in connection with your purchase of the Shares from the Selling Stockholders, it being understood that such confirmation of each Selling Stockholder shall be several and joint.

1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement on Form S-3 (File No. 333-193842), which contains a base prospectus (the “Base Prospectus”), relating to, among other things, the resale of the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Act for purposes of Section 11 of the Act, as such section applies to the Underwriter (the “Effective Time”), including any required information deemed to be part thereof at the time of effectiveness pursuant to Rule 430B under the Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) is called the “Registration Statement.” Any preliminary prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof and is used prior to filing of the Prospectus is called, together with the Base Prospectus, a “Preliminary Prospectus.” The term “Prospectus” shall mean the prospectus supplement relating to the Shares, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) under the Act after the date and time that this Agreement is executed and delivered by the parties hereto.

For purposes of this Agreement, “free writing prospectus” has the meaning ascribed to it in Rule 405 under the Act, and “Issuer Free Writing Prospectus” shall mean each free writing prospectus prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares. “Time of Sale Information” shall mean the Preliminary Prospectus together with the Issuer Free Writing Prospectuses, if any, each identified in Schedule II hereto. All references in this Agreement to the Registration Statement, a Preliminary Prospectus, the Prospectus or the Time of Sale Information, or any amendments or supplements to any of the foregoing, shall be deemed to refer to and include any documents incorporated by reference therein, and shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Exchange Act that, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term “Incorporated Documents” means the documents that at the time of filing are incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto.

2. Agreements to Sell and Purchase. Upon the terms and conditions set forth herein, each of the Selling Stockholders, severally and jointly, agrees to sell, in accordance with this Agreement, an aggregate of 1,725,000 shares of Common Stock to the Underwriter, each Selling Stockholder selling the number of Shares set forth opposite such Selling Stockholder’s name on Schedule I hereto. Upon the basis of the representations, warranties and agreements of each of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, the Underwriter agrees to purchase from the Selling Stockholders at a purchase price of $11.5425 per Share (the “purchase price per Share”), 1,725,000 Shares.

3. Terms of Public Offering. The Selling Stockholders have been advised by you that the Underwriter proposes to make a public offering of the Shares as soon as this Agreement has become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

Not later than 12:00 p.m. on the second business day following the date the Shares are released by the Underwriter for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Underwriter shall request.

The Underwriter, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule II hereto.

4. Delivery of the Shares and Payment Therefor. Delivery to the Underwriter of the Shares and payment therefor shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida at 10:00 a.m., St. Petersburg, Florida time, on August 20, 2014, or such other place, time and date not later than 1:30 p.m., St. Petersburg, Florida time, on August 20, 2014, as the Underwriter shall designate by written notice to the Company and the Selling Stockholders (the time and date of such closing are called the “Closing Date”). The place of closing for the Shares and the Closing Date may be varied by agreement among the Underwriter and the Selling Stockholders. The Selling Stockholders hereby acknowledge that circumstances under which the Underwriter may provide notice to postpone the Closing Date as originally scheduled include any determination by the Company, the Selling Stockholders or the Underwriter to recirculate to the public copies of an amended or supplemented Prospectus.

Certificates for the Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 p.m., St. Petersburg, Florida time, not later than the business day preceding the Closing Date. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”). Certificates evidencing the Shares to be purchased hereunder shall be delivered to you on the Closing Date against payment of the purchase price therefore by wire transfer of immediately available funds to accounts specified in writing, not later than the close of business on the business day next preceding the Closing Date by the Selling Stockholders.

Each Selling Stockholder hereby agrees that it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Shares to be sold by such Selling Stockholder to the Underwriter, or otherwise in connection with the performance of such Selling Stockholder’s obligations hereunder.

5. Covenants and Agreements.

5.1 Of the Company. The Company covenants and agrees with the Underwriter as follows:

(a) The Company will use its reasonable best efforts to cause any amendments to the Registration Statement to become effective, and will advise you promptly and, if requested by you, will confirm such advice in writing (i) of the time and date of any filing of any post-effective Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus and the time and date that any post-effective amendment to the Registration Statement becomes effective, (ii) if Rule 430A under the Act is employed, when the Prospectus has been timely filed pursuant to Rule 424(b) under the Act, (iii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (v) within the period of time referred to in Section 5.1(f) hereof, of any change in the Company’s condition (financial or other), business, prospects, properties, net worth or results of operations, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. The Company will provide the Underwriter with copies of the form of Prospectus, in such number as the Underwriter may reasonably request, and file with the Commission such Prospectus in accordance with Rule 424(b) under the Act before the close of business on the first business day immediately following the date hereof.

(b) The Company will promptly file (or cause to be filed, if applicable) with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Underwriter be required by the Act or requested by the Commission.

(c) The Company will furnish a copy of any amendment or supplement to the Registration Statement or to the Prospectus or any Issuer Free Writing Prospectus to you and your counsel and obtain your consent prior to filing any of those with the Commission, which consent will not be unreasonably withheld or delayed.

(d) The Company will not make any offer relating to the Common Stock that would constitute an Issuer Free Writing Prospectus without your prior consent.

(e) The Company will retain in accordance with the Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Act; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify you and, upon your request, to file such document and to prepare and furnish without charge to the Underwriter as many copies as it may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(f) As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriter a prospectus is required by the Act to be delivered in connection with sales by the Underwriter or a dealer (the “Prospectus Delivery Period”), and for so long a period as you may request for the distribution of the Shares, the Company will deliver to the Underwriter and each dealer, without charge, as many copies of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of any Preliminary Prospectus, the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the Underwriter and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by the Underwriter or any dealer. If at any time prior to the later of (i) the completion of the distribution of the Shares pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Shares under Section 4(3) of the Act and Rule 174 thereunder, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriter is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to Section 5.1(a) hereof, file with the Commission and use its reasonable best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to the Underwriter, without charge, a reasonable number of copies thereof.

(g) During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Sections 13, 14 and 15 of the Exchange Act in the manner and time periods required by the Exchange Act.

(h) If this Agreement shall be terminated by the Underwriter because of any inability, failure or refusal on the part of the Company to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Company agrees to reimburse you for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriter, but excluding wages and salaries paid by the Underwriter) reasonably incurred by you in connection herewith.

(i) The Company will comply with all provisions of any undertakings contained in the Registration Statement.

(j) The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

5.2 Of Each Selling Stockholder. Each Selling Stockholder, severally and jointly, covenants and agrees with the Underwriter as follows:

(a) Such Selling Stockholder agrees that it will not offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of any securities of the Company, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any securities of the Company (collectively, “Company Securities”) held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned (collectively, the “Lock-Up Shares”), pursuant to the Rules and Regulations promulgated under the Act and the Exchange Act, for a period commencing on the date hereof and ending 180 days after the date hereof (the “Lock-Up Period”), without the prior written consent of the Underwriter. Notwithstanding the foregoing, The Michael W. Kosloske 2012 GRAT Agreement (the “GRAT”) may sell or otherwise dispose of Company Securities during the Lock-Up Period solely in connection with making the annuity distributions required by the terms of the GRAT.

(b) Such Selling Stockholder will review the Prospectus and will comply in all material respects with all agreements to which it is a party and satisfy in all material respects all conditions on its part to be complied with or satisfied pursuant to this Agreement on or prior to the Closing Date and will advise the Underwriter prior to the Closing Date if there is any change in the information in the Prospectus under the caption “Principal and Selling Stockholders,” solely to the extent that such information specifically relates to such Selling Stockholder (excluding percentages, the “Selling Stockholder Information”) or if any statements to be made on behalf of such Selling Stockholder in the certificate contemplated by Section 9(k) hereof would be inaccurate if made as of the Closing Date.

(c) Such Selling Stockholder shall arrange for the timely payment, in accordance with applicable law, of all stock transfer and other taxes (other than income taxes and capital gains taxes) that are required to be paid in connection with the sale and transfer of the Selling Stockholder Shares to be sold by such Selling Stockholder to the Underwriter hereunder and such Selling Stockholder will comply in all material respects with all laws imposing such taxes.

(d) In order to document the Underwriter’s compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, with respect to the transactions herein contemplated, such Selling Stockholder shall deliver to you at least two days prior to the Closing Date a properly completed and executed United States Treasury Department Substitute Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

6. Representations and Warranties.

6.1 Of the Company. The Company hereby represents and warrants to the Underwriter on the date hereof, and shall be deemed to represent and warrant to the Underwriter on the Closing Date that:

(a) The Company satisfies all of the requirements of the Act for use of Form S-3 for the offering of Shares contemplated hereby. The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) of the Common Stock, is not on the date hereof and will not be on the Closing Date an “ineligible issuer” (as defined in Rule 405 of the Act).

(b) The Registration Statement conformed, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Act. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Act, to the requirements of the Act.

(c) The Registration Statement does not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein.

(d) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no such further Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) The Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein.

(f) The Time of Sale Information does not as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein. For purposes of this Agreement, the “Applicable Time” is 9:00 a.m./p.m. (New York City time) on the date of this Agreement.

(g) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 under the Act), when considered together with the Time of Sale Information as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted in any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein.

(h) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Act. The Company has not made any offer relating to the Common Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter. The Company has retained in accordance with the Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act.

(i) From the pricing of the Company’s initial public offering on February 13, 2013 through the date hereof, the Company has been and is an Emerging Growth Company.

(j) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Information; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, or properties of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(k) Each subsidiary of the Company has been duly incorporated, organized or formed and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, with power and authority (corporate or limited liability company power, as the case may be) to own its properties and conduct its business as described in the Time of Sale Information; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or limited liability company interests of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects. The subsidiaries of the Company listed on Schedule III hereto are the only subsidiaries, direct or indirect, of the Company and, except as disclosed in the Time of Sale Information and the Prospectus, each subsidiary of the Company is a majority-owned subsidiary, direct or indirect, of the Company.

(l) The Shares and all other outstanding shares of capital stock of the Company will, on the Closing Date, be duly authorized; the authorized equity capitalization of the Company will, on the Closing Date, be as set forth in the Time of Sale Information and Prospectus; all outstanding shares of capital stock of the Company, when the Shares have been delivered and paid for in accordance with this Agreement on the Closing Date, will be validly issued, fully paid and nonassessable, and will conform in all material respects to the information in the Time of Sale Information and to the description of such Shares contained in the Prospectus; the stockholders of the Company have no preemptive rights with respect to the Shares; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder. All of the membership interests of the Subsidiary outstanding have been duly authorized and are fully paid, validly issued and, to the extent owned by the Company, are owned free and clear of any liens, incumbencies or claims. Except as disclosed in the Time of Sale Information and the Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options. The Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” or made any offer (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the preliminary prospectus referred to in Section 1 hereof.

(m) Except as disclosed in the Time of Sale Information and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(n) Except as disclosed in the Time of Sale Information and the Prospectus, there are no contracts, agreements or understandings between the Company or any subsidiary thereof, on the one hand, and any person, on the other hand, granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(o) The Shares have been approved for listing on NASDAQ.

(p) No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Shares by the Company, except (w) such as have been obtained or made on or prior to the date hereof, (x) such as may be required under federal or state securities laws or (y) as set forth on Schedule IV hereto.

(q) Neither the Company nor any of its subsidiaries owns any real property. Except as disclosed in the Time of Sale Information and the Prospectus, the Company and its subsidiaries have good and marketable title to all other properties and assets owned by them that are necessary and material to their business, in each case free from liens, charges, encumbrances and defects that would, individually or in the aggregate, have a Material Adverse Effect, and, except as disclosed in the Time of Sale Information and the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would, individually or in the aggregate, have a Material Adverse Effect.

(r) The execution, delivery and performance of this Agreement, nor the offering, issuance or sale of the Shares will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (a) the charter or by-laws of the Company or any of its subsidiaries, (b) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties or (c) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except, in the case of clauses (b) and (c), where any such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(s) Neither the Company nor any of its subsidiaries is in violation of its respective charter, certificate of formation, operating agreement or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(t) This Agreement has been duly authorized, executed and delivered by the Company.

(u) Except as disclosed in the Time of Sale Information and the Prospectus, the Company and its subsidiaries possess all adequate certificates, authorizations, franchises, licenses, permits, approvals, consents, orders, certifications, accreditations and other authorizations (collectively, the “Licenses”) issued by, and have made all declarations and filings with, the appropriate federal, state or local regulatory agencies or bodies necessary or material to the conduct of the business now conducted or proposed in the Time of Sale Information to be conducted by them (including, without limitation, such Licenses as are required under federal, state or local insurance laws applicable to the Company and its subsidiaries) and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of the Licenses described above, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. The Licenses described above are valid and in full force and effect, except where the invalidity of such License or the failure of such License to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect.

(v) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would have a Material Adverse Effect.

(w) The Company and its subsidiaries own, possess the right to use or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, except where the failure to own, possess such right to use or so acquire such intellectual property rights, individually or in the aggregate, would not have a Material Adverse Effect, and have not received any written notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(x) Except as disclosed in the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(y) The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(z) Except as disclosed in the Time of Sale Information and the Prospectus, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and all applicable rules of NASDAQ (the “Exchange Rules” and, together with the Act, the Exchange Act, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board, the “Securities Laws”). The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that are designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Shares will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Except as disclosed in the Time of Sale Information and the Prospectus, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws or any matter which, if determined adversely, would have a Material Adverse Effect.

(aa) Except as disclosed in the Time of Sale Information and the Prospectus, the Company is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Company review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

(bb) Except as disclosed in the Time of Sale Information and the Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Shares; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened.

(cc) The financial statements included in each Registration Statement, the Time of Sale Information and the Prospectus, including the summary and selected financial and statistical data included therein, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States—applied on a consistent basis; the schedules included in each Registration Statement present fairly in all material respects the information required to be stated therein. Ernst & Young LLP, which has certified the financial statements of the Company included in, or incorporated by reference into, the Time of Sale Information and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Act and the applicable rules and guidance from the Public Company Accounting Oversight Board (United States). The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the Time of Sale Information and the Prospectus. There are no financial statements that are required to be included in the Registration Statement, the Time of Sale Information or the Prospectus that are not included as required.

(dd) Except as disclosed in the Time of Sale Information and the Prospectus, since the end of the period covered by the latest audited financial statements included in the Time of Sale Information (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries, (iv) there has been no material transaction entered into and there is no material transaction that is probable of being entered into by the Company or its subsidiaries other than transactions in the ordinary course of business, (v) there has been no obligation, direct or contingent, that is material to the Company taken as a whole, incurred by the Company or its subsidiaries, except obligations incurred in the ordinary course of business, and (vi) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(ee) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Information, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(ff) No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any downgrading in the rating of any debt securities or preferred stock of the Company or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook.

(gg) The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns with the appropriate tax authorities that are required to be filed by them or have requested extensions thereof (except in any case in which the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect); and, except as disclosed in the Time of Sale Information and the Prospectus, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith and for which appropriate reserves have been established under U.S. General Accepted Accounting Principles, or as would not, individually or in the aggregate, have a Material Adverse Effect. There is no pending dispute with, nor any audit currently being conducted by, any tax authority relating to any tax returns that are required to be filed by the Company and its subsidiaries; and there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company nor any of its respective subsidiaries, properties or assets, except where such tax deficiency would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries is nor at any time has been a party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes.

(hh) The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as the Company reasonably considers adequate for the businesses in which they are engaged; all material policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors that the Company believes are appropriate are in full force and effect; and to the Company’s knowledge, the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects.

(ii) The Company and its subsidiaries have filed with applicable regulatory authorities all statements, reports, information or forms required by any applicable law, regulation or order, except where the failure to so file would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Time of Sale Information and the Prospectus, all such filings were in compliance with applicable laws when filed and no deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filing, except for any such failures to be in compliance or deficiencies that would not, individually or in the aggregate, have a Material Adverse Effect.

(jj) Neither the Company nor any of its subsidiaries nor to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(kk) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes, the rules and regulations thereunder and any related or similar rules, regulations and guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(mm) No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, (i) from paying any dividends to the Company, (ii) from making any other distribution on such subsidiary’s capital stock, (iii) from repaying to the Company any loans or advances to such subsidiary from the Company or (iv) from transferring any of such subsidiary’s material properties or assets to the Company or any other subsidiary of the Company.

6.2 Of the Selling Stockholders. Each Selling Stockholder hereby represents and warrants, severally as to itself and jointly, to the Underwriter on the date hereof, and shall be deemed to represent and warrant to the Underwriter on the Closing Date, that:

(a) Each Selling Stockholder is controlled by Michael Kosloske. Such Selling Stockholder has full power and authority to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it. All authorizations and consents necessary for the execution and delivery by such Selling Stockholder of this Agreement have been given. This Agreement constitutes a valid and binding agreement of such Selling Stockholder and is enforceable against such Selling Stockholder in accordance with the terms hereof, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors’ rights generally or by general principles of equity relating to the availability of remedies.

(b) Each Selling Stockholder, at the time of delivery hereunder, will have: (a) good and marketable title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all encumbrances, and (b) full legal right and power, and all authorizations and approvals required by law, to sell, transfer and deliver the Shares to the purchasers thereof and to make the representations, warranties, covenants and agreements made by such Selling Stockholder herein

(c) No consent, approval, authorization or order of, or any filing or declaration with, any governmental body is required for the consummation by such Selling Stockholder of the transaction on its part contemplated herein.

(d) The sale of the Shares proposed to be sold by the Selling Stockholders is not prompted by such Selling Stockholder’s knowledge of any material adverse information concerning the Company or the Shares. The Company has not disclosed to either Selling Stockholder, and such Selling Stockholder is not aware of, any information that would constitute material non-public information.

(e) Other than as provided in this Agreement, the Selling Stockholders have not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(f) Selling Stockholders have no knowledge of any transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale of the Shares by the Selling Stockholders. Furthermore, the Selling Stockholders have not solicited, nor are relying upon, the Underwriter’s advice regarding such taxes or similar fees.

(g) Assuming that the Underwriter acquires the Shares without notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code as in effect in the State of New York), upon the crediting of the Shares to the securities account of the Underwriter maintained with DTC and payment therefor by the Underwriter, as provided herein, the Underwriter will have acquired a security entitlement to the Shares, and no action based on any adverse claim may be asserted against the Underwriter with respect to such security entitlement.

7. Expenses. Each of the Company, the Selling Stockholders and the Underwriter agrees to pay its own expenses incident to the performance of its obligations under this Agreement, except as explicitly provided in Section 8.

8. Indemnification and Contribution. (a) Subject to the limitations in this paragraph below, the Company agrees to indemnify and hold harmless you and each Selling Stockholder, the directors, officers, employees and agents of the Underwriter and each Selling Stockholder, the Underwriter’s affiliates that participate in the offering and sale of the Shares and each person, if any, who controls the Underwriter or either Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, in the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with (A) the information furnished in writing to the Company by or on behalf of the Underwriter expressly for use in connection therewith or (B) the Selling Stockholder Information. This indemnification shall be in addition to any liability that the Company may otherwise have.

(b) Subject to the limitations in this paragraph below, each Selling Stockholder, severally and jointly, agrees to indemnify and hold harmless you, the directors and officers of the Underwriter, the Underwriter’s affiliates that participate in the offering and sale of the Shares and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all Damages arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or in the Registration Statement, the Time of Sale Information, any free writing prospectus or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus, the Time of Sale Information, any free writing prospectus or the Prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading, but only to the extent that any such statement or omission is made in reliance upon and in conformity with Selling Stockholder Information furnished in writing to the Company by such

Selling Stockholder expressly for use therein; provided, however, that the aggregate liability of such Selling Stockholder pursuant to this subsection 8(b) shall not exceed the net proceeds (after deducting underwriting discounts and commissions) received by such Selling Stockholder from the sale of the Shares sold by such Selling Stockholder hereunder (the “Selling Stockholder Net Proceeds”).

(c) If any action or claim shall be brought against the Underwriter or any person controlling the Underwriter in respect of which indemnity may be sought against the Company or either Selling Stockholder, the Underwriter or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the “indemnifying party” or “indemnifying parties”), and such indemnifying party(s) shall assume the defense thereof, including the employment of counsel reasonably acceptable to the Underwriter or such controlling person and the payment of all reasonable fees of and expenses incurred by such counsel. The Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person, unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed within a reasonable time to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both the Underwriter or such controlling person and the indemnifying party(s), and the Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter that may not be available to the indemnifying party(s), or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of the Underwriter or such controlling person (but the indemnifying party(s) shall not be liable for the fees and expenses of more than one counsel for the Underwriter and such controlling persons)). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final, non-appealable judgment for the Underwriter or any controlling person in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless the Underwriter or such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in Sections 8(a) and 8(b).

(d) The Underwriter agrees to indemnify and hold harmless the Company and the Selling Stockholders, their respective directors and their respective officers and any person who controls the Company or the Selling Stockholders within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Company and the Selling Stockholders to the Underwriter, but only with respect to information furnished in writing by or on behalf of the Underwriter expressly for use in the Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company or the Selling Stockholders, any of their respective directors, any of their respective officers or any such controlling person based on the Registration Statement, the Prospectus, the Time of Sale Information or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Underwriter pursuant to this paragraph, the Underwriter shall have the rights and duties given to the Company and the Selling Stockholders by the immediately preceding paragraph, and the Company and the Selling Stockholders, their respective directors, any such officers and any such controlling persons, shall have the rights and duties given to the Underwriter by the immediately preceding paragraph.

(e) In any event, no party will, without the prior written consent of each person entitled to indemnification hereunder, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the party that is entitled to indemnification hereunder is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of persons entitled to indemnification hereunder from all liability arising out of such claim, action, suit or proceeding.

(f) If the indemnification provided for in this Section 8 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, respectively, on the one hand, and the Underwriter on the other hand, from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company and the Selling Stockholders, respectively, on the one hand, and the Underwriter on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company and the Selling Stockholders, respectively, on the one hand, and the Underwriter on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholders, respectively, on the one hand, and the Underwriter on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders, on the one hand, or by the Underwriter on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(g) The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the Damages referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, (i) the Underwriter shall not be required to contribute any amount in excess of the amount of the underwriting commissions received by the Underwriter in connection with the Shares distributed to the public, and (ii) neither Selling Stockholder shall be required to contribute (x) in any circumstance in which the Damages arose from Selling Stockholder Information, any amount in excess of the amount of such Selling Stockholder’s Selling Stockholder Net Proceeds or (y) in any other circumstance, any amount. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In addition, the Selling Stockholders’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares set forth opposite their names in Schedule I hereto and joint.

(h) Any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as Damages are incurred within a reasonable time after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 8 and the several, and not joint, representations and warranties of the Company and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter, the Company, the Selling Stockholders, their respective directors or officers or any person controlling the Company or the Selling Stockholders, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to the Underwriter or any person controlling the Underwriter, or to the Company or the Selling Stockholders, their respective directors or officers or any person controlling the Company or the Selling Stockholders, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9. Conditions of Underwriter’s Obligations. The several obligations of the Underwriter to purchase the Shares hereunder are subject to the following conditions:

(a) The Registration Statement shall have become effective not later than 12:00 noon, New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by the Underwriter, and all filings required by Rules 424(b), 430A and 462 under the Act shall have been timely made.

(b) You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and Prospectus, (i) there shall not have been any change in the capital stock of the Company or any change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement, the Time of Sale Information or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened, (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company or its subsidiaries that makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase of the Shares as contemplated hereby, and (vi) the Company satisfies all of the requirements of the Act for use of Form S-3 for the offering of Shares contemplated by this Agreement.

(c) You shall have received on the Closing Date an opinion and negative assurance of Foley & Lardner LLP, counsel to the Company in form reasonably satisfactory to the Underwriter.

(d) You shall have received on the Closing Date an opinion of Akerman LLP, counsel to the Selling Stockholders, in a form reasonably satisfactory to the Underwriter.

In rendering the opinions as provided for in Sections 9(c) and (d), counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials.

(e) You shall have received on the Closing Date an opinion of Morrison & Foerster LLP with respect to the issuance and sale of the Shares, the Registration Statement and other related matters as you may reasonably request.

(f) You shall have received letters addressed to you and dated the date hereof and the Closing Date or the Additional Closing Date, as the case may be, from the firm of Ernst & Young LLP, substantially in the forms heretofore approved by you.

(g) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company, threatened or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with; (iv) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; and (v) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer or the chief financial officer of the Company (or such other officers as are acceptable to you) to the effect set forth in this Section 9(g) and in Sections 9(b) and 9(i) hereof.

(h) The Company and the Selling Stockholders shall not have failed in any material respect at or prior to the Closing Date to have performed or complied with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date.

(i) The Company and the Selling Stockholders shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

(j) At or prior to the date hereof, you shall have received a same-day confirmation letter from the Corporate Financing Department of the Financial Industry Regulatory Authority (“FINRA”) confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

(k) You shall be satisfied that, and you shall have received a certificate dated the Closing Date from each Selling Stockholder to the effect that, as of the Closing Date: (i) the representations and warranties made by such Selling Stockholder herein are true and correct in all material respects on the Closing Date and (ii) such Selling Stockholder has complied with all obligations and satisfied all conditions that are required to be performed or satisfied on his or its part at or prior to the Closing Date.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing or by telegram at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

10. Effective Date of Agreement. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto and (b) release of notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Sections 7 and 8 shall at all times be effective.

11. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of the Underwriter to the Company by notice to the Company and the Selling Stockholders, if prior to the Closing Date, in your sole judgment, (i) trading in the Company’s Common Stock shall have been suspended by the Commission or NASDAQ, (ii) trading in securities generally on the New York Stock Exchange or NASDAQ shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities, or (vi) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares. Notice of such cancellation shall be promptly given to the Company and the Selling Stockholders and their counsels by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

12. Failure of One or Both of the Selling Stockholders to Sell and Deliver the Shares. If either of the Selling Stockholders shall fail to sell and deliver to the Underwriter the Shares to be sold and delivered by such Selling Stockholder at the Closing Date pursuant to this Agreement, then the Underwriter may at its option, by written notice from the Underwriter to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of the Underwriter or, except as provided in Sections 7 and 8 hereof, the Company or the Selling Stockholders or (ii) purchase the Shares that the other Selling Stockholder has agreed to sell and deliver in accordance with the terms hereof. If either of the Selling Stockholders shall fail to sell and deliver to the Underwriter the Shares to be sold and delivered by such Selling Stockholder pursuant to this Agreement at the Closing Date, then the Underwriter shall have the right, by written notice from the Underwriter to the Company and the Selling Stockholders, to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

13. Information Furnished by the Underwriter. The Company acknowledges that the ninth, tenth, eleventh paragraphs and the first sentence of the twelfth paragraph under the caption “Underwriting” in any Preliminary Prospectus or the Prospectus, constitute the only information furnished by the Underwriter as such information is referred to in Sections 6.1(a), 6.1(b) and 8 hereof.

14. Miscellaneous. Except as otherwise provided in Sections 5 and 12 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered

(i)	to the Company:

Health Insurance Innovations, Inc.

15438 N. Florida Avenue, Suite 201

Tampa, Florida, 33613

Attention: Michael A. Petrizzo, Jr.

with a copy to

Foley & Lardner LLP

100 N. Tampa Street, Suite 2700

Tampa, FL 33602

Attention: Curt P. Creely

(ii)	to the Underwriter:

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attention: John Critchlow

with a copy to

Morrison & Foerster LLP

250 West 55th Street

New York, New York 10019-9601

Attention: Anna T. Pinedo

(iii)	to either Selling Stockholder:

Health Plan Intermediaries, LLC

15438 N. Florida Avenue, Suite 201

Tampa, Florida, 33613

Attention: Michael W. Kosloske

With a copy to

Akerman LLP

666 Fifth Avenue, 20th Floor

New York, New York 10103

Attention: Kenneth G. Alberstadt

This Agreement has been and is made solely for the benefit of the Underwriter, the Company and the Selling Stockholders. This Agreement may not be amended or modified except by a written instrument signed by the party against whom such amendment or waiver is sought to be enforced.

15. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder.

This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

The Company, the Selling Stockholders and the Underwriter each hereby irrevocably waives any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

16. No Fiduciary Duty. Notwithstanding any pre-existing relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter, the Company or the Selling Stockholders, each acknowledges and agrees that (i) nothing herein shall create a fiduciary or agency relationship between the Company or the Selling Stockholders, on the one hand, and the Underwriter, on the other hand; (ii) the Underwriter has been retained solely to act as underwriter and is not acting as advisor, expert or otherwise, to the Company or the Selling Stockholders in connection with this offering, the sale of the Shares or any other services the Underwriter may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares; (iii) the relationship between the Company or the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, is entirely and solely commercial, and the price of the Shares was established by the Company, the Selling Stockholders and the Underwriter based on discussions and arms’ length negotiations and the Company and the Selling Stockholders understand and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (iv) any duties and obligations that the Underwriter may have to the Company and the Selling Stockholders shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, the Company and the Selling Stockholders acknowledge that the Underwriter may have financial interests in the success of the offering contemplated hereby that are not limited to the difference between the price to the public and the purchase price paid to the Selling Stockholders for the shares and such interests may differ from the interests of the Company and the Selling Stockholders, and the Underwriter has no obligation to disclose, or account to the Company or the Selling Stockholders for any benefit they may derive from such additional financial interests. The Company and the Selling Stockholders hereby waive and release, to the fullest extent permitted by the applicable law, any claims they may have against the Underwriter with respect to any breach or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, the Selling Stockholders or any of their respective stockholders, directors, employees or creditors.

17. Research Analyst Independence. The Company and the Selling Stockholders acknowledge that (a) the Underwriter’s research analysts and research departments are required to be independent from its investment banking divisions and are subject to certain regulations and internal policies and (b) the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Shares and/or the offering that differ from the views of its investment banking divisions. The Company and the Selling Stockholders each hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by the

Underwriter’s independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company and/or the Selling Stockholders by the Underwriter’s investment banking division. The Company and the Selling Stockholders each acknowledge that the Underwriter is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the Underwriter.

Very truly yours,

HEALTH INSURANCE INNOVATIONS, INC.

/s/ Michael Hershberger
Michael Hershberger, Interim Chief Financial Officer and Senior Vice President of Finance and Business Development

THE SELLING STOCKHOLDERS

Health Plan Intermediaries, LLC

By:	/s/ Michael W. Kosloske
Name:	Michael W. Kosloske
Title:	CEO

Health Plan Intermediaries Sub, LLC

By:	Health Plan Intermediaries, LLC

By:	/s/ Michael W. Kosloske
Name:	Michael W. Kosloske
Title:	CEO

[Signature Page to the Underwriting Agreement]

CONFIRMED as of the date first above mentioned.

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Shawn Keenan
Authorized Representative

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Schedule of Selling Stockholders

Stockholder	Number of Shares

Health Plan Intermediaries, LLC	1,707,549

Health Plan Intermediaries Sub, LLC	17,451

SCHEDULE II

1.	Free writing prospectus included in Time of Sale Information

None.

2.	Other Information included in Time of Sale Information

The following information is also included in the Time of Sale Information

a.	The initial price to the public of the Shares: $12.15

SCHEDULE III

Subsidiaries of Health Insurance Innovations, Inc.

Subsidiary	Direct Parent	Jurisdiction of Formation
Health Plan Intermediaries Holdings, LLC	Health Insurance Innovations, Inc.	Delaware

Insurance Center for Excellence, LLC	Health Plan Intermediaries Holdings, LLC	Delaware

Sunrise Health Plans, LLC	Health Plan Intermediaries Holdings, LLC	Florida

Sunrise Group Marketing, LLC	Health Plan Intermediaries Holdings, LLC	Florida

Secured Software Solutions, LLC	Health Plan Intermediaries Holdings, LLC	Florida

Simple Insurance Leads, LLC	Health Plan Intermediaries Holdings, LLC	Florida

HealthPocket, Inc.	Health Plan Intermediaries Holdings, LLC	Delaware

American Service Insurance Agency, LLC	Health Plan Intermediaries Holdings, LLC	Texas

SCHEDULE IV

Required Consents

None.